AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 2000
                                                      REGISTRATION NO. 333-31276
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM SB-2/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               (Amendment No. 1)
                         -------------------------------

                          E-AUCTION GLOBAL TRADING INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                           7389 (Services- Business Services)                         n/a

(State or other jurisdiction                 (Primary Standard Industrial                        (I.R.S. Employer
of incorporation or organization)            Classification Code Number)                      Identification Number)

                         220 KING STREET WEST, SUITE 200
                                TORONTO, ONTARIO
                                 CANADA M5H 1K7
                                 (416) 214-1587

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  DAVID HACKETT
                         220 KING STREET WEST, SUITE 200
                                TORONTO, ONTARIO
                          CANADA M5H 1K7 (416) 214-0585

 (Name, address, including zip code, and telephone number, including area code, of agent for service)


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the date on which this registration statement becomes effective

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
----------------------------------- ---------------------- -------------------- ------------------------ -----------------------
Title of Each Class of  Securities  Amount to be            Offering Price Per  Aggregate Offering       Amount of
to be registered                    Registered              Unit                Price                    Registration Fee
----------------------------------- ---------------------- -------------------- ------------------------ -----------------------
Common  Stock,  par  value  $0.001
per share                           44,095,915 shares         $0.715  (1)      $31,528,579             $8,323.54(2)
----------------------------------- ---------------------- -------------------- ------------------------ -----------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the high and low sales price of the Common shares on November 9, 2000.

(2) No fee is currently due, based upon prior payment by the Company of a fee, in the amount of $53,373.35, in connection with its registration statement on Form S-1 (No. 333-31276) filed February 28, 2000, to which registration statement this Form SB-2 is being filed as an amendment.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS (SUBJECT TO COMPLETION)

           ----------------------------------------------------------



                          E-AUCTION GLOBAL TRADING INC.

                        44,095,915 SHARES OF COMMON STOCK

           ----------------------------------------------------------





         This prospectus relates to the sale by the selling shareholders of up to 44,095,915 shares of common stock, $0.001 par value per share, of e-Auction Global Trading Inc.

         The shares of our common stock being registered were issued by us to the selling shareholders in certain private placements during the last two years.

         We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

         Our shares of common stock are quoted on the quotation system operated by the National Quotation Bureau, LLC, known as the "Pink Sheets," under the symbol "EAUC". On November 9, 2000, the closing price for shares of our common stock as reported on the Pink Sheets was $0.70 per share.

         THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" COMMENCING ON PAGE 7.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                The date of this prospectus is November 13, 2000.